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                                  EXHIBIT 99.6

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OC FINANCIAL INC.       STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS

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STOCK ORDER FORM INSTRUCTIONS - ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE
PROVISIONS OF THE PLAN OF CONVERSION AND REORGANIZATION.
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ITEM 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 10,000 shares (10,000 shares x $10.00 per share = $100,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 20,000 shares (20,000 shares x $10.00 per share = $200,000) of the common stock offered in the offering. For additional information, see "Limitations on Stock Purchases" in the prospectus.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at an Ohio Central Savings branch), by check, bank draft or money order payable to OC Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at Ohio Central Savings' passbook savings rate until the reorganization is completed.

To pay by withdrawal from a savings account or certificate at Ohio Central Savings, insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. TO WITHDRAW FROM AN ACCOUNT WITH CHECKING PRIVILEGES, PLEASE WRITE A CHECK. Ohio Central Savings will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes and earn their respective rate of interest.

ITEM 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

ITEM 5 - Please check one of these boxes if you are a director, officer or employee of Ohio Central Savings, or a member of such person's household.

ITEM 6 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR ACCOUNT NUMBER(S). You should list any other qualifying accounts that you may have or had with Ohio Central Savings in the box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFERS TO MINORS ACT, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's account number, as your individual account number(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING DEPOSITOR NUMBERS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 7 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of OC Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (614) xxx-xxxx. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

NOTE: The order form is to be received (not postmarked) at 6033 Perimeter Drive, Dublin, OH 43017, or at our Cleveland, OH branch office by the end of the subscription offering on March XX, 2005 at 12:00 noon, Eastern Standard Time.

                  (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)


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OC FINANCIAL INC.       STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS

--------------------------------------------------------------------------------

STOCK ORDER FORM INSTRUCTIONS - ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE PROVISIONS OF THE PLAN OF CONVERSION AND REORGANIZATION.
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STOCK OWNERSHIP GUIDE
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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM TRANSFERS TO MINORS ACT - For residents of OHIO and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM GIFTS TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM TRANSFERS TO MINORS ACT of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-OH or UTMA-Other State. LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may potentially make stock purchases from their existing IRA if it is a SELF-DIRECTED IRA or through a PREARRANGED "trustee-to-trustee" transfer if their IRA is currently at Ohio Central Savings. IRAS AT OHIO CENTRAL SAVINGS ARE NOT SELF DIRECTED AND STOCKS MAY ONLY BE HELD IN A SELF-DIRECTED IRA. PLEASE CONTACT YOUR BROKER OR SELF DIRECTED IRA PROVIDER AS QUICKLY AS POSSIBLE TO EXPLORE THIS OPTION, AS IT MAY TAKE A NUMBER OF DAYS TO COMPLETE A TRUSTEE-TO-TRUSTEE TRANSFER.

Registration for IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE. On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______. Address will be that of the broker / trust department to where the stock certificate will be sent. The Social Security / Tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT. Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)


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                                                  SEND OVERNIGHT PACKAGES TO:
                                                      OC Financial, Inc.
                                                 Attn: Stock Information Center
                                                     6033 Perimeter Drive
                                                       Dublin, OH 43017
                                                   (800) 678-6228 ext. 134

DEADLINE: The Subscription Offering ends at 12:00 p.m., Eastern Standard Time, on XXXX xx, 2005. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any of our branch offices by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM WILL NOT BE ACCEPTED. OC FINANCIAL, INC. RESERVES THE RIGHT TO ACCEPT OR REJECT IMPROPER ORDER FORMS.

(1)  NUMBER OF SHARES                         (2) TOTAL AMOUNT DUE
                       X $10.00   =
     -----------------                         --------------------


THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 10,000 shares ($100,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 20,000 shares ($200,000).

(3) METHOD OF PAYMENT (NO PENALTY FOR EARLY WITHDRAWAL FROM A CD)

Enclosed is a check, bank draft or money order payable to OC Financial, Inc. for $____________________________.

I authorize Ohio Central Savings to make withdrawals from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Numbers            Amounts
                        $___________
                        $___________
                        $___________
                        $___________
TOTAL WITHDRAWAL        $___________

(4) PURCHASER INFORMATION (CHECK ONE)

a. ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Ohio Central Savings as of September 30, 2003. Enter information in Section 7 for all deposit accounts that you had at Ohio Central Savings on September 30, 2003.

b. SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Ohio Central Savings as of December 31, 2004 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Ohio Central Savings on December 31, 2004.

c. OTHER ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with Ohio Central Savings as of xxxx xx, 2005 but not an Eligible or Supplemental Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Ohio Central Savings on xxxx xx, 2005.

d. Local Community - Natural persons residing in Franklin or Cuyahoga Counties, Ohio.

e.    General Public

(5) CHECK IF YOU ARE A:     |_|   DIRECTOR    |_|   OFFICER    |_|   EMPLOYEE


(6) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

|_|  Individual                    |_|   Individual Retirement Account (IRA)         |_|   Partnership
|_|  Joint Tenants                 |_|   Uniform Transfer to Minors Act              |_|   Corporation
|_|  Tenants in Common             |_|   Uniform Gift to Minors Act                  |_|   Trust - Under Agreement Dated
--------------------


Name ____________________________________        SS# or Tax ID
Name ____________________________________        SS#
Address__________________________________        Daytime Telephone #
_________________________________________
City         State               Zip code        Evening Telephone #
County

(7) Please review the preprinted account information listed to the right. These preprinted accounts may not be all of your qualifying accounts or even your accounts as of the earliest of the two dates. You should list any other accounts that you may have or had with Ohio Central Savings in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization.

     Additional Qualifying Accounts
Name on Accounts        Account number

---------------         ----------------

---------------         ----------------

---------------         ----------------

---------------         ----------------

---------------         ----------------


Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

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ACKNOWLEDGMENT By signing below, I acknowledge receipt of the prospectus dated
XXXX xx, 2005 and understand I may not change or revoke my order once it is received by OC Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM PURCHASING SHARES SOLELY FOR MY ACCOUNT AND THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES, OR MY RIGHTS TO SUBSCRIBE FOR SHARES. OC Financial, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. SIGNATURE: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


_______________________      ________         __________________     _______
Signature                    Date             Signature              Date

OFFICE USE ONLY   Date Rec'd  _____ / _____    Check# ___________ $_________
Check# _________ $ _________    Batch# __________    Order # __________
Category________


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NASD AFFILIATION - If you have an NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. ("NASD") if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.
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                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY OHIO CENTRAL SAVINGS, OC FINANCIAL, INC., OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of OC Financial, Inc., I received a copy of the prospectus dated XXX xx, 2005, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page xx of the prospectus:

1.      Our automobile loan portfolio exposes us to increased credit risk.

2. Our profitability has been marginal over the past year and there can be no assurance that our earnings will increase.

3. We will use a third party to originate one-to four-family residential loans.

4. We have relied on Third Federal for the past three years to provide several of our operational needs.

5.      Reliance on chief executive officer.

6. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

7. Holders of OC Financial, Inc. common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

8. Changes in market interest rates could adversely affect our financial condition and results of operations.

9. The future price of shares of common stock may be less than the purchase price in the conversion and reorganization.

10. Our return on stockholders' equity will continue to be low following the offering.

11. Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

12. Our stock-based benefit plans will increase our costs, which will reduce our profitability and stockholders' equity.

13. The implementation of stock-based benefit plans following the offering may dilute your ownership interest.

14. Our failure to effectively utilize the net proceeds of the offering could reduce our profitability.

15. Various factors may make takeover attempts that you want to succeed more difficult to achieve.

16. We continually encounter technological change, and may have fewer resources than many of our competitors to continue to invest in technological improvements.

17. Our business may be adversely affected by the highly regulated environment in which we operate.

        [TO CHANGE WITH REVISIONS]


_______________________      ________         __________________     _______
Signature                    Date             Signature              Date


        (NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


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